UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 25, 2011

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO		64836
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of the 2011 Award Formula for the Company’s 2009 Key Officers Incentive Plan. On March 25, 2011, the Compensation Committee of the Company’s Board of Directors (the “Committee”) adopted the Award Formula for 2011 (the “2011 Award Formula”) for the Company’s 2009 Key Officers Incentive Plan (the “Plan”). The Plan was filed March 26, 2009 as Appendix B to the Company’s Proxy Statement. The 2011 Award Formula is applicable to the Company’s eleven executive officers, including the named executive officers listed below. Under the 2011 Award Formula, an executive officer will be eligible to receive a cash award calculated by multiplying his annual salary at the end of the year by a percentage set by the Committee (“Target Percentage”), then applying the award formula. Corporate participants and Profit Center participants have separate award calculations based on factors defined in the 2011 Award Formula as follows:

Participant Type	Performance Objectives	Relative Weight
Corporate Participant	Return on Capital Employed (ROCE)	60%
	Cash Flow	20%
	Individual Performance Goals*	20%
Profit Center Participant	Return on Capital Employed (ROCE)	60%
	Free Cash Flow (FCF)	20%
	Individual Performance Goals*	20%

*	This portion of the award is established outside the Plan.

Corporate Participants. For Corporate participants, no awards are paid for ROCE achievement below 24% and cash flow below $281million. The maximum payout percentage is capped at 150%. David S. Haffner (President & Chief Executive Officer), Karl G. Glassman (Executive Vice President & Chief Operating Officer) and Matthew C. Flanigan (Senior Vice President – Chief Financial Officer) are Corporate participants. Below is the 2011 corporate payout schedule. Payouts will be interpolated for achievement levels falling between those in the schedule.

2011

Corporate Payout Schedule

ROCE			Cash Flow
Achievement	Payout		Achievement		Payout
<24%	0%		<$	281M	0%
24%	50%	Threshold		$281M	50%
26%	75%			$296M	75%
28%	100%	Target		$311M	100%
30%	125%			$326M	125%
32%	150%	Maximum		$341M	150%

Profit Center Participants. For Profit Center participants, no awards are paid for achievement below 80% of the ROCE and FCF targets for the applicable business segment. The maximum payout percentage is capped at 150%. Paul R. Hauser (Senior Vice President, President – Residential Furnishings Segment) and Joseph D. Downes, Jr. (Senior Vice President, President – Industrial Materials Segment) are Profit Center participants. Below are the 2011 profit center targets and payout schedule. Payouts will be interpolated for achievement levels falling between those in the schedule.

2011

Profit Center Payout Schedule

ROCE and FCF Achievement		Payout
<80%		0%
80%	Threshold	60%
90%		80%
100%	Target[1]	100%
110%		120%
120%		140%
125%	Maximum	150%

[1]	2011 Profit Center Targets

Segment	ROCE Target	FCF Target
Residential Furnishings (Hauser)	27.4%	$168.8M
Industrial Materials (Downes)	23.7%	$39.2M

Individual Performance Goals. The assessment of most of the individual performance goals referenced above is inherently subjective and qualitative. The types of goals for our named executive officers in 2011 include: Haffner: strategic planning, new product development, continued margin enhancement, and talent management and succession planning; Glassman: succession planning, continued margin enhancement, increased on-site reviews of operations, and remediation of internal audit findings; Flanigan: credit facility renewal, working capital management, cash repatriation, and improved internal controls; Hauser: development of growth opportunities, facility consolidations, and improved internal controls; Downes: development of growth opportunities, and utilization and efficiency initiatives.

The foregoing is only a brief description of the 2011 Award Formula and is qualified in its entirety by such formula which is attached and incorporated by reference as Exhibit 10.2. The definitions of ROCE, cash flow and FCF and example calculations are included in the attached 2011 Award Formula.

Increase in Base Salaries for Named Executive Officers. On March 25, 2011, the Committee increased the base annual salaries of our named executive officers. The Committee did not change the “Target Percentages” under the Plan from 2010 levels. The table below discloses the increases in salaries and the Target Percentages. Also, attached and incorporated by reference as Exhibit 10.3 is the Company’s Summary Sheet for Executive Cash Compensation.

Named Executive Officers	2010 Base Salaries	2011 Base Salaries	2011 Target Percentages
David S. Haffner, President & Chief Executive Officer	$922,500	$960,000	90%
Karl G. Glassman, Executive Vice President & Chief Operating Officer	$692,000	$720,000	75%
Matthew C. Flanigan, Senior Vice President – Chief Financial Officer	$405,000	$420,000	65%
Paul R. Hauser, Senior Vice President, President – Residential Furnishings Segment	$328,600	$340,000	50%
Joseph D. Downes, Jr., Senior Vice President, President – Industrial Materials Segment	$312,100	$320,000	50%

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	The Company’s 2009 Key Officers Incentive Plan, effective as of January 1, 2009, filed March 26, 2009 as Appendix B to the Company’s Proxy Statement, is incorporated by reference. (SEC File No. 001-07845)

10.2	2011 Award Formula under the Company’s 2009 Key Officers Incentive Plan.

10.3	Summary Sheet for Executive Cash Compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: March 30, 2011	By:	/s/ John G. Moore
John G. Moore
Senior Vice President – Chief Legal & HR Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	The Company’s 2009 Key Officers Incentive Plan, effective as of January 1, 2009, filed March 26, 2009 as Appendix B to the Company’s Proxy Statement, is incorporated by reference. (SEC File No. 001-07845)

10.2	2011 Award Formula under the Company’s 2009 Key Officers Incentive Plan.

10.3	Summary Sheet for Executive Cash Compensation.

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